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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                            (Amendment No.________)*


                       Silver King Communications, Inc.
--------------------------------------------------------------------------------
                               (Name of Issuer)

                                 Common Stock
--------------------------------------------------------------------------------
                        (Title of Class of Securities)

                                   827740141
                   -----------------------------------------
                                (CUSIP Number)
                       Woon-Wah Siu, Bell, Boyd & Lloyd
                      70 West Madison Street, Suite 3300
                  Chicago, Illinois 60602  Tel: (312) 372-1121
--------------------------------------------------------------------------------
(Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                Communications)

                               October 17, 1994
        --------------------------------------------------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1: and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
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-----------------------                                  ----------------------
  CUSIP NO. 827740141                   13D                PAGE 2 OF 5 PAGES
-----------------------                                  ----------------------

-------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

               Ralph Wanger

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      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
               Not Applicable                                   (b) [_]

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      SEC USE ONLY
 3


-------------------------------------------------------------------------------
      SOURCE OF FUNDS
 4
               Not Applicable

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      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
      ITEMS 2(d) or 2(e)

 5             Not Applicable


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      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
               U.S.

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                          SOLE VOTING POWER
                     7
     NUMBER OF                0

      SHARES       ------------------------------------------------------------
                          SHARED VOTING POWER
   BENEFICIALLY      8
                              957,500
     OWNED BY
                   ------------------------------------------------------------
       EACH               SOLE DISPOSITIVE POWER
                     9
    REPORTING                 0

      PERSON       ------------------------------------------------------------
                          SHARED DISPOSITIVE POWER
       WITH         10
                              957,500
-------------------------------------------------------------------------------
      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11    957,500 (as of December 31, 1994)


-------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES CERTAIN SHARES* [_]
12


------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13    10.76%  (as of December 31, 1994)


------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14             IN


------------------------------------------------------------------------------

                     *SEE INSTRUCTION BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.



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Item 1.   Security and Issuer
------

          This Statement relates to shares of Common Stock (the "Shares") of Silver King Communications, Inc., 12425 - 28th Street North, St. Petersburg, Florida 33716.

Item 2.   Identify and Background.
------

          There is set forth hereafter information with respect to the person filing this Statement:

          (a)  Name: Ralph Wanger ("Wanger")

          (b)  Country of Citizenship: U.S.

          (c) Principal Business: Investment Advisor, Wanger is (i) a general partner of Flying Squirrel Management, L.P., which is the general partner of Flying Squirrel Fund L.P. ("Squirrel"), and (ii) the principal stockholder of Wanger Asset Management Ltd., ("WAM LTD") which is the general partner of Wanger Asset Management L.P. ("WAM"), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

          (d)  Address of Principal Office:
               227 West Monroe Street, Suite 3000
               Chicago, Illinois 60606

          (e) The undersigned reporting person has never been convicted in a criminal proceeding or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which it is or was subject to a judgement, decree or final order enjoining future violations of or prohibiting or mandating activities subject to federal or state securities laws.

Item 3.   Source and Amount of Funds or Other Consideration.
------

          Not Applicable.

Item 4.   Purpose of Transaction.
------

          WAM serves as investment adviser to Acorn Investment Trust, Series Designated Acorn Fund (the "Trust"). Various of WAM's limited partners and employees are also officers and trustees of the Trust, but WAM does not consider the Trust to be controlled by such persons. Although the Trust is not controlled by WAM, pursuant to rule 13d-3(a), shares beneficially owned by the Trust, with respect to which the Trust has delegated to WAM shared voting power and shared dispositive power, are considered to be shares beneficially owned by WAM by reason of such delegated powers. For purposes of rule 13d-3, shares beneficially owned by the Trust are also considered to be shares beneficially owned by Wanger by virtue of his control over WAM LTD, which is the general partner of WAM. At December 31, 1994, WAM beneficially owned 832,500 Shares or 9.35% of the class. WAM, WAM LTD and Wanger reported ownership of


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such Shares on Schedule 13G filed on February 10, 1995. In addition to the
Shares beneficially owned by the Trust, other clients of WAM may own Shares which are not included in the aggregate number of Shares reported herein because WAM does not have or share voting or investment power over those Shares.

          On October 17, 1994, Squirrel became the beneficial owner of Shares equal to more than one percent of the class. For purposes of rule 13d-3, shares beneficially owned by Squirrel are considered to be beneficially owned by Wanger by virtue of fact that he is a general partner of the general partner of Squirrel. Squirrel is not eligible to use Schedule 13G. Wanger, therefore, is filing this Statement on Schedule 13D to reflect that he was deemed to beneficially own Shares beneficially owned by Squirrel, in addition to the Shares beneficially owned by WAM.

          The Shares referred to above were acquired in the ordinary course of business and were not acquired for the purpose of and have the effect of changing or influencing the control of the issuer of such Shares and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

          Squirrel sold all of the Shares it owned by August 3, 1995. Wanger intends to make an exit filing immediately following the filing of this Schedule 13D.

Item 5.   Interest in Securities of the Issuer
------

          At October 17, 1994, Wanger owned "beneficially" within the meaning of rule 13d-3: 781,000 Shares (of which 682,700 Shares were "beneficially" owned by WAM and 98,300 were "beneficially" owned by Squirrel), representing 8.78% of the class (based on 8,899,000 Shares outstanding), over all of which Wanger had shared voting and investment power.

          At December 31 1994, Wanger owned "beneficially" within the meaning of rule 13d-3: 957,500 Shares (of which 832,500 Shares were "beneficially" owned by WAM and 125,000 were "beneficially" owned by Squirrel), representing 10.76% of the class (based on 8,899,000 Shares outstanding), over all of which Wanger had shared voting and investment power.

Item 6.   Contracts, Arrangements, Understanding or Relationships with Respect
------
          to Securities of the Issuer.

          Not Applicable.

Item 7.   Material to be Filed as Exhibits.
------

          Not Applicable.


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                                   SIGNATURE

          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

Date: December 8, 1995.

                                                 RALPH WANGER

                                                  /s/ Ralph Wanger
                                                 -------------------------------